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EXHIBIT 99.1

EPIPHANY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,856	$18,080
Investments in marketable securities	147,382	131,090
Accounts receivable, net	7,019	11,677
Prepaid expenses and other assets	3,913	4,849
Short-term restricted cash and investments	542	266

Total current assets	177,712	165,962
Long-term investments	72,930	96,404
Long-term restricted cash and investments	4,054	5,432
Property and equipment, net	3,043	4,621
Goodwill	81,499	81,499
Other assets	243	301

Total assets	$339,481	$354,219

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,860	$1,194
Accrued compensation	5,208	5,850
Accrued other	7,252	7,186
Current portion of restructuring costs	4,107	5,532
Deferred revenue	13,976	14,011

Total current liabilities	32,403	33,773
Restructuring costs, net of current portion	15,660	15,904
Other long-term liabilities	207	232

Total liabilities	48,270	49,909

Commitments and contingencies	—	—
Stockholders' equity:
Common stock	7	7
Additional paid-in capital	3,833,250	3,831,571
Accumulated other comprehensive loss	(2,441)	(2,230)
Deferred compensation	(1,013)	(1,166)
Accumulated deficit	(3,538,592)	(3,523,872)

Total stockholders' equity	291,211	304,310

Total liabilities and stockholders' equity	$339,481	$354,219

The accompanying notes are an integral part of the condensed consolidated financial statements.

EPIPHANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Six Months Ended June 30,
	2005	2004
Revenues:
Product license	$8,149	$14,744
Services	9,258	10,594
Maintenance	15,513	15,317

	32,920	40,655

Cost of revenues:
Product license	534	802
Services	8,295	8,850
Maintenance	2,837	2,646
Amortization of purchased technology	—	679

	11,666	12,977

Gross profit	21,254	27,678
Operating expenses:
Research and development	12,651	13,041
Sales and marketing	14,237	17,384
General and administrative	9,483	5,841
Restructuring charges	2,400	1,011
Stock-based compensation	154	—

Total operating expenses	38,925	37,277

Loss from operations	(17,671)	(9,599)

Other income, net	3,061	1,831

Net loss before provision for taxes	(14,610)	(7,768)
Provision for taxes	110	81

Net loss	$(14,720)	$(7,849)

Basic and diluted net loss per share	$(0.19)	$(0.10)

Shares used in computing basic and diluted net loss per share	76,863	75,377

The accompanying notes are an integral part of the condensed consolidated financial statements.

EPIPHANY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities:
Net loss	$(14,720)	$(7,849)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,646	2,163
Stock-based compensation	154	—
Non-cash restructuring costs	335	—
Amortization of purchased technology	—	679
Accounts receivable	4,658	2,243
Prepaid expenses and other assets	994	1,500
Accounts payable	666	(291)
Accrued liabilities and compensation	(601)	(4,149)
Restructuring costs	(1,633)	(3,062)
Deferred revenue	(35)	(1,175)

Net cash used in operating activities	(8,536)	(9,941)

Cash flows from investing activities:
Purchases of property and equipment	(573)	(668)
Proceeds from maturities of investments	130,690	178,944
Loss on disposal of property and equipment	133	68
Restricted cash and investment	1,102	932
Purchases of investments	(123,624)	(179,349)

Net cash provided (used) by investing activities	7,728	(73)

Cash flows from financing activities:
Proceeds from sale of common stock	1,676	5,832

Net cash provided by financing activities	1,676	5,832

Effect of foreign exchange translation	(92)	(244)

Net increase (decrease) in cash and cash equivalents	776	(4,426)
Cash and cash equivalents at beginning of period	18,080	30,468

Cash and cash equivalents at end of period	$18,856	$26,042

The accompanying notes are an integral part of the condensed consolidated financial statements.

EPIPHANY, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1.    Basis of Presentation

        The condensed consolidated financial statements included herein have been prepared by E.piphany, Inc. (hereafter "Epiphany" or the "Company"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Condensed Consolidated Balance Sheet as of December 31, 2004 is derived from audited consolidated financial statements. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with United States Generally Accepted Accounting Principles ("U.S. GAAP") have been condensed or omitted pursuant to the rules and regulations regarding interim financial statements. These condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements and notes thereto included in Exhibit 99.2 to this Form 8-K/A.

        The unaudited condensed consolidated financial statements included herein reflect all adjustments (which include normal recurring adjustments and restructuring charges in each of the periods presented) which are, in the opinion of management, necessary to state fairly the financial position of Epiphany as of June 30, 2005, the results of its operations for the six months ended June 30, 2005 and 2004, and its cash flows for the six months ended June 30, 2005 and 2004. The results for the six months ended June 30, 2005 are not necessarily indicative of the results expected for the full fiscal year.

2.    Summary of Significant Accounting Policies

Principles of Consolidation

        The condensed consolidated financial statements include the accounts of Epiphany and its subsidiaries. As of June 30, 2005, the Company owns 100% of the outstanding stock of all its subsidiaries. Intercompany accounts and transactions have been eliminated.

Use of Estimates in Preparation of Financial Statements

        The condensed consolidated financial statements have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect reported assets and liabilities, disclosure of contingent assets and liabilities as of the date of the financial statements, and reported expenses during the reporting period. Actual results in these particular areas could differ from those estimates.

Foreign Currency Translation

        The functional currency of our foreign subsidiaries is the local currency. The Company translates the assets and liabilities of non-U.S. functional currency subsidiaries into dollars at the current rates of exchange in effect as of the balance sheet date. Revenues and expenses are translated using average exchange rates during each reporting period. Gains and losses from translation adjustments are included on the balance sheet in stockholders' equity under the caption "Accumulated other comprehensive loss." Currency transaction gains or losses, derived from monetary assets and liabilities stated in a currency other than the functional currency, are recognized in current operations and have not been significant to the Company's operating results in any period. The effect of foreign currency rate changes on cash and cash equivalents has not been significant in any period.

Cash Equivalents, Investments in Marketable Securities, Long-Term Investments and Restricted Cash and Investments

        The Company considers all highly liquid investments with a maturity of 90 days or less from the date of purchase to be cash equivalents. The Company has classified its investments as "available for sale." Investments in marketable securities generally consist of highly liquid securities that the Company intends to hold for more than 90 days but less than 1 year. Long-term investments generally consist of securities that the Company intends to hold for more than one year. Such investments are carried at fair value with unrealized gains and losses reported, net of tax, as other comprehensive income (loss) in stockholders' equity. The Company periodically reviews these investments for other-than-temporary impairments. Realized gains and losses and declines in value which are determined to be other-than-temporary on available-for-sale securities are included in other income, net and are derived using the specific identification method for determining the cost of securities.

        From time to time, we are required to obtain letters of credit that serve as collateral for our obligations to third parties under facility lease agreements. These letters of credit are secured by cash and investments. As of June 30, 2005, we had $4.6 million securing letters of credit, which are classified as restricted cash and investments in the accompanying Condensed Consolidated Balance Sheets. The classification of restricted cash and investments as short-term or long-term is determined based on the termination date of the underlying lease agreement irrespective of the expiration date of the letter of credit, as the Company is contractually required to maintain letters of credit during the lease term.

Accounts Receivable and Deferred Revenue

        Accounts receivable consists of amounts due from customers for which revenue has been recognized. Deferred revenue consists of amounts received from customers for which revenue has not been recognized. Deferred license revenue is recognized upon delivery of our product, as services are rendered, or as other criteria for revenue recognition are satisfied. Deferred maintenance revenue is recognized ratably over the term of the maintenance agreement, typically one year, and deferred professional services revenue is recognized as services are rendered or as other criteria for revenue recognition are satisfied.

Allowances for Doubtful Accounts

        We evaluate the collectability of our accounts receivable based on a combination of factors. When we believe a collectability issue exists with respect to a specific receivable, we record an allowance to reduce that receivable to the amount that we believe to be collectable. For all other receivables, we record an allowance based on an assessment of the aging of such receivables, our historical experience with bad debts and the general economic environment.

Property and Equipment

        Property and equipment are stated at cost. Depreciation is computed using the straight-line method based on estimated useful lives. The estimated useful lives for computer software and equipment is three years, furniture and fixtures is five years and leasehold improvements range from the shorter of five years or applicable lease term. Depreciation expense is included in operating expenses and cost of revenues based on how the assets are utilized.

Fair Value of Financial Instruments, Concentration of Credit Risk and Significant Customers

        The carrying value of the Company's financial instruments, including cash and cash equivalents, investments, and accounts receivable approximates fair market value. Financial instruments that subject the Company to concentrations of credit risk consist primarily of investments in debt securities and trade accounts receivable. Management believes the financial risks associated with these financial instruments are not significant. The Company invests its cash and investments in government agencies, U.S. treasuries, money market instruments, auction rate securities, taxable municipal bonds and corporate debt rated A1/P1 or higher.

        The Company's customer base consists of businesses in Asia, Australia, Europe, Latin America and North America. The Company performs ongoing credit evaluations of its customers and generally does not require collateral on accounts receivable. The Company maintains reserves for potential credit losses. Historically, such reserves have been adequate to cover the actual losses incurred. No individual customer accounted for more than 10% of our total revenues for the six months ended June 30, 2005. As of June 30, 2005, one customer accounted for 16% of our total accounts receivable balance. Two individual customer account receivable balances accounted for 17% and 12%, respectively, of our total accounts receivable as of December 31, 2004.

Impairment of Long-Lived Assets and Definite Lived Intangible Assets

        The Company evaluates long-lived assets for impairment on a periodic basis or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair market value.

        Acquired goodwill and other intangible assets with indefinite useful lives are not amortized over time, but are subject to impairment tests on an annual basis, and on an interim basis in certain circumstances. The Company performs annual impairment tests in the fourth quarter of each year. The Company completed annual impairment tests on its Goodwill and Purchased Intangibles assets during the fourth quarter of 2004 and 2003, which did not result in an impairment charge. The Company intends to perform annual impairment testing in the fourth quarter of 2005. The Company did not identify events or circumstances during the six months ended June 30, 2005 which would more likely than not reduce the fair value of previously recorded intangible assets.

Revenue Recognition

        Epiphany recognizes revenue under the following policies which are in accordance with the provisions of Statement of Position 97-2, "Software Revenue Recognition" as amended by SOP 98-9, "Modification of SOP 97-2, Software Revenue Recognition, with Respect to Certain Transactions":

        Licenses.    Fees from licenses are recognized as revenue upon contract execution, provided all delivery obligations have been met, fees are fixed or determinable and collection is probable. We consider all arrangements with payment terms extending beyond six months not to be fixed or determinable, and revenue is recognized as payments become due from the customer, assuming all other revenue recognition conditions are met. If collection is not considered probable, revenue is recognized when the fee is collected. The Company uses the residual method to recognize revenue from a license arrangement with multiple elements when vendor specific objective evidence of the fair value exists for all of the undelivered elements in the arrangement, but does not exist for one of the delivered elements in the arrangement. Vendor specific objective evidence for undelivered elements is based on normal pricing for those elements when sold separately. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue. If vendor specific objective evidence does not exist to allocate the total fee to all undelivered elements of the arrangement, revenue is deferred until the earlier of the time at which (1) such evidence does exist for the undelivered elements, or (2) all elements are delivered. We recognize license fees from resellers as revenue when the above criteria have been met and the reseller has sold the subject licenses through to the end-user.

        When licenses are sold together with consulting and implementation services, license fees are recognized upon delivery, provided that (1) the criteria set forth in the above paragraph have been met,

(2) payment of the license fees is not dependent upon the performance of the consulting or implementation services, and (3) the services are not essential to the functionality of the software. For arrangements that do not meet the above criteria, both the product license revenues and professional services revenues are recognized under the percentage of completion contract method in accordance with the provisions of Statement of Position 81-1, "Accounting for Performance of Construction Type and Certain Production Type Contracts" ("SOP 81-1"). To date, when the Company has been primarily responsible for the implementation of the software, services have been considered essential to the functionality of the software products and therefore license and services revenue have been recognized pursuant to SOP 81-1. The Company follows the percentage of completion method since reasonably dependable estimates of progress toward completion of a contract can be made. The Company estimates the percentage of completion on contracts utilizing hours incurred to date as a percentage of the total estimated hours to complete the project under the input method. Recognized revenues and profit are subject to revisions as the contract progresses to completion. Revisions in profit estimates are charged to income in the period in which the facts that give rise to the revision become known.

        From time to time, our license and service arrangements include acceptance provisions. When acceptance provisions exist, we apply judgment in assessing the significance of the provision. If the Company determines that the likelihood of non-acceptance in these arrangements is remote, we recognize revenue once all of the criteria described above have been met. If such a determination cannot be made, revenue is recognized upon the earlier of customer acceptance or expiration of the acceptance period, provided that all of the criteria described above have been met.

        Maintenance Services.    Maintenance services include technical support and unspecified software updates to customers. Revenue derived from maintenance services is recognized ratably over the applicable maintenance term, typically one year, and is included in maintenance revenue in the accompanying consolidated statements of operations.

        Professional, Implementation and Training Services.    Epiphany provides consulting, implementation and training services to its customers. Revenue from such services is generally recognized as the services are performed, except when such services are subject to acceptance provisions, as discussed above, and is included in services revenue in the accompanying consolidated statements of operations.

Warranties and Indemnification

        The Company generally provides a warranty for its software products and services to its customers and accounts for its warranties under the Financial Accounting Standards Board's ("FASB's") Statement of Financial Accounting Standards No. 5, "Accounting for Contingencies" ("SFAS No. 5"). The Company's products are generally warranted to perform substantially as described in the associated product documentation for a period of one year. The Company's services are generally warranted to be performed consistent with industry standards for a period of ninety days from delivery. In the event there is a failure of such warranties, the Company generally is obligated to correct the product or service to conform to the warranty provision or, if the Company is unable to do so, the customer is entitled to seek a refund of the purchase price of the product or service. The Company has not provided for a warranty accrual as of June 30, 2005 or December 31, 2004. To date, the Company's product warranty expense has not been significant.

        The Company generally agrees to indemnify its customers against legal claims that the Company's software products infringe certain third-party intellectual property rights and accounts for its indemnification obligations under SFAS No. 5. In the event of such a claim, the Company is generally obligated to defend its customer against the claim and to either settle the claim at the Company's expense or pay damages that the customer is legally required to pay to the third-party claimant. In addition, in the event of an infringement, the Company agrees to modify or replace the infringing product, or, if those options are not reasonably possible, to refund the cost of the software, as pro-rated over a five-year period. To date, the Company has not been required to make any payment resulting from infringement claims asserted against our customers. As such, the Company has not provided for an infringement indemnification accrual as of June 30, 2005 or December 31, 2004 and has not deferred revenue recognition on license agreements which provide for a pro-rated refund over a five-year period.

        During the quarter ended September 30, 2003, the Company sold all of the outstanding capital stock of its Japanese subsidiary, Epiphany Software, K.K. ("Epiphany Japan"), to Braxton Ltd. for approximately $4.2 million in cash. The stock purchase agreement contained customary representations, warranties and covenants of the parties, including covenants to indemnify each other in the event of a breach of warranty or representation. Claims under the indemnification covenants may be submitted within two years from the date of closing, for a maximum of $0.7 million, and only to the extent that losses exceed 10% of the purchase price. No claims have been made under this indemnification as of June 30, 2005. The fair value of these indemnification provisions were not material to the Company's financial position, results of operations or cash flows for the six months ended June 30, 2005.

        The Company indemnifies its directors and officers in their capacity as such. To date, the Company has not been required to make any payment resulting from these indemnification obligations. Additionally, the fair value of these indemnification provisions was not material to the Company's financial position, results of operations or cash flows for the six months ended June 30, 2005.

Stock-Based Compensation

        The Company accounts for stock issued to employees in accordance with Accounting Principles Board Opinion No. 25 ("APB 25"), "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation" and SFAS No. 148 ("SFAS 148"), "Accounting for Stock-Based Compensation—Transition and Disclosure." Under APB 25, compensation expense for fixed stock options is based on the difference between the fair market value of the Company's stock and the exercise price of the option on the date of grant, if any.

        The following table illustrates the effect on net loss and loss per share as if the Company had applied the fair value recognition provisions of SFAS No. 123 using the Black-Scholes stock option pricing model (in thousands except per share amounts):

	Six Months Ended June 30,
	2005	2004
Net loss, as reported	$(14,720)	$(7,849)
Add: Stock-based employee compensation expense included in reported net loss, net of tax effects	154	—
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of tax effects	(4,346)	(11,274)

Pro forma net loss	$(18,912)	$(19,123)

Loss per share:
Basic and diluted—as reported	$(0.19)	$(0.10)
Basic and diluted—pro forma	$(0.25)	$(0.25)

        During the fourth quarter of 2004, the Company recorded an aggregate of $1.2 million of deferred compensation in connection with restricted stock granted to certain officers of the Company, which the Company is amortizing on a straight-line basis over the respective vesting periods. The Company has reflected $154,000 in compensation expense associated with these restricted shares in the accompanying condensed consolidated statements of operations during the six months ended June 30, 2005.

        During the Company's application of the fair value recognition provisions of SFAS No. 123 for the year ended December 31, 2004, the Company made certain corrections to its pro forma charges for the six months ended June 30, 2004. The amount was previously reported as $9.5 million for the six months ended June 30, 2004.

3. Computation of Basic and Diluted Net Loss Per Share

        Basic and diluted net loss per common share has been computed using the weighted average number of shares of common stock outstanding during the period, less shares subject to repurchase. The following table presents the calculation of basic and diluted net loss per share (in thousands, except per share amounts):

	Six Months Ended June 30,
	2005	2004
Net loss	$(14,720)	$(7,849)
Basic and diluted:
Weighted average shares of common stock outstanding	77,148	75,378
Less: Weighted average shares subject to repurchase	(285)	(1)

	76,863	75,377

Basic and diluted net loss per common share	$(0.19)	$(0.10)

        The Company excludes potentially dilutive securities from its diluted net loss per share computation when their effect would be antidilutive to net loss per share amounts. The following common stock equivalents were excluded from the net loss per share computation (in thousands):

	Six Months Ended June 30,
	2005	2004
Options excluded due to the exercise price exceeding the average fair market value of the Company's common stock during the period	9,944	7,133
Options for which the exercise price was less than the average fair market value of the Company's common stock during the period that were excluded as inclusion would decrease the Company's net loss per share	1,565	5,059
Common shares excluded resulting from common stock subject to repurchase	285	1

Total common stock equivalents excluded from diluted net loss per common share	11,794	12,193

4. Legal Proceedings

        As of the date hereof, there is no material litigation pending against us. From time to time, the Company may become a party to litigation and subject to claims incident to the ordinary course of our business. Although the results of litigation and claims cannot be predicted with certainty, the Company believes that the final outcome of such matters will not have a material adverse effect on our business, results of operations or financial condition.

        The Company, two of its current officers, one of its former officers and three underwriters in its initial public offering ("IPO") were named as defendants in a consolidated shareholder lawsuit in the United States District Court for the Southern District of New York, In re E.piphany, Inc. Initial Public Offering Securities Litigation, 01-CV-6158. This is one of a number of actions coordinated for pretrial purposes as In re Initial Public Offering Securities Litigation, 21 MC 92. Plaintiffs in the coordinated proceeding have brought claims under the federal securities laws against numerous underwriters, companies, and individuals, alleging generally that defendant underwriters engaged in improper and undisclosed activities concerning the allocation of shares in the IPOs of more than 300 companies during the period from late 1998 through 2000. Specifically, among other things, the plaintiffs allege that the prospectus pursuant to which shares of Company common stock were sold in the Company's IPO contained certain false and misleading statements regarding the practices of the Company's underwriters with respect to their allocation of shares of common stock in the Company's IPO to their customers and their receipt of commissions from those customers related to such allocations, and that such statements and omissions caused the Company's post-IPO stock price to be artificially inflated. The consolidated amended complaint in the Company's case seeks unspecified damages on behalf of a purported class of purchasers of the Company's common stock between September 21, 1999 and December 6, 2000. The court has appointed a lead plaintiff for the consolidated action. The underwriter and issuer defendants filed motions to dismiss. These motions were denied as to all the underwriter defendants and the majority of issuer defendants, including the Company. The individual defendants have been dismissed from the action without prejudice pursuant to a tolling agreement. In June 2004, a stipulation for the settlement and release of claims against the issuer defendants, including the Company, was submitted to the court. On February 15, 2005, the court granted preliminary approval of the settlement, subject to the parties' modification of a proposed bar order relating to potential contribution claims. The settlement is subject to a number of conditions, including the final approval of the court. If the settlement does not occur, and litigation against the Company continues, the Company believes it has meritorious defenses and intends to defend the case vigorously.

        On February 8, 2005, New York University ("NYU") filed a complaint against the Company in the United States District Court for the Southern District of New York, alleging patent infringement. The Company has answered the complaint. The Company believes it has meritorious defenses and intends to vigorously defend itself.

5. Restructuring

        In the quarter ended September 30, 2001, the Company began restructuring worldwide operations to reduce costs and improve efficiencies in response to a slower economic environment. Since that time, operations have been streamlined, sales models have changed in certain geographies and facilities have been abandoned to align the Company's cost structure to current market conditions. Charges for these restructuring activities have been recorded in accordance with Emerging Issues Task Force No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity" ("EITF 94-3"), SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"), and SFAS No. 112, "Employers' Accounting for Post-employment Benefits", as applicable. In accordance with these standards, specified restructuring activities are deemed effective at the commencement of a separate restructuring plan in the quarter in which those activities could be specifically identified. The first plan was initiated in the quarter ended September 30, 2001 ("Plan 1"). The second plan, initiated during the quarter ended June 30, 2002, consisted of actions which were primarily supplemental to Plan 1 ("Plan 2"). A third plan was initiated during the quarter ended June 30, 2003 ("Plan 3") and a fourth plan was initiated during the quarter ended March 31, 2005 ("Plan 4"). Charges for these plans were based on assumptions and related estimates that were appropriate for the economic environment that existed at the time these charges were recorded. However, due to the continued deterioration of the commercial real estate market, primarily in the U.S. and the United Kingdom, we have made subsequent adjustments to the initial restructuring charges recorded under these plans. The following table summarizes the Company's restructuring accrual as of June 30, 2005 (in thousands):

	Severance and Related Charges	Impairment of property and equipment	Lease Costs	Other Restructuring Activities	Total
Accrued balance at December 31, 2003	$—	$—	$27,704	$—	27,704
Adjustments to previous estimates—Plan 1	—	—	828	—	828
Adjustments to previous estimates—Plan 2	—	—	(164)	—	(164)
Adjustments to previous estimates—Plan 3	—	—	6	6	12
Cash payments—Plan 1	—	—	(6,264)	—	(6,264)
Cash payments—Plan 2	—	—	(642)	—	(642)
Cash payments—Plan 3	—	—	(32)	(6)	(38)

Accrued balance at December 31, 2004	—	—	21,436	—	21,436
Charges accrued during 2005—Plan 4	253	373	1,703	—	2,329
Accretion Charge—Plan 4	—	—	16	—	16
Adjustments to previous estimates—Plan 1	—	—	55	—	55
Cash payments—Plan 1	—	—	(2,464)	—	(2,464)
Cash payments—Plan 2	—	—	(594)	—	(594)
Cash payments—Plan 3	—	—	(6)	—	(6)
Cash payments—Plan 4	(253)	—	(44)	—	(297)
Non-cash activity—Plan 2	—	—	(298)	—	(298)
Non-cash activity—Plan 4	—	(373)	(37)	—	(410)

Accrued balance at June 30, 2005	—	—	19,767	—	19,767
Less: current portion	—	—	4,107	—	4,107

Restructuring costs, net of current portion	$—	$—	15,660	$—	15,660

        Severance and related charges consist primarily of involuntary termination benefits and related payroll taxes resulting from a reduction in workforce. The impairment of property and equipment primarily relates to leasehold improvements and other property and equipment impaired as a result of the abandonment of leased facilities and a reduction in workforce. Lease costs reflect remaining operating lease obligations and brokerage fees stated at actual costs reduced by estimated sublease income. The Company calculates the estimated costs of abandoning these leased facilities, including estimated sublease costs and income, with the assistance of market information trend analyses provided by commercial real estate brokerage firms retained by the Company. The accretion charge represents the amortization of the difference between the net present value (NPV) of obligations and the absolute value of obligations.

Year Ended December 31, 2004

        For the year ended December 31, 2004, the Company recorded adjustments to previously-recorded restructuring estimates totaling $0.7 million primarily associated with facilities in Illinois, California, and the United Kingdom.

Plan 4 Activity Quarter and six months ended June 30, 2005

        On February 15, 2005, the Company adopted a restructuring plan designed to reduce operating expenses and to further focus its resources on its core markets ("Plan 4"). The total restructuring charges incurred under Plan 4 during the six months ended June 30, 2005 were approximately $2.4 million, of which $2.1 million is comprised of lease termination costs related to the abandonment of leased facilities in the United Kingdom and Boston, Massachusetts including the write-off of certain property and equipment totaling $0.4 million. The remaining $0.3 million relates to employee-related termination costs. Under SFAS No. 146 "Accounting for Costs associated with Exit or Disposal Activities," the restructuring charges are recorded at the net present value of the future obligations. Future restructuring charges against Plan 4 will be attributable to accretion charges and, potentially, severance charges.

        Plans 1, 2 and 3 have been accounted for using the guidance of EITF 94-3 "Liability Recognition for Costs to Exit an Activity," under which charges were recorded at the absolute value of the future obligations.

        The accrued liability of $19.8 million at June 30, 2005 is net of $29 million of estimated sublease income. Of this total sublease income, $18.5 million represents future sublease income due under non-cancelable subleases and $10.5 million represents our estimates of future sublease income on excess facilities we expect to sublease in the future. Our ability to generate this amount of sublease income, as well as our ability to terminate certain lease obligations at the amounts we have estimated, is highly dependent upon the existing economic conditions, particularly lease market conditions in certain geographies, at the time we negotiate the lease termination and sublease arrangements with third parties. While the amount we have accrued is our best estimate, these estimates are subject to change and may require periodic adjustment as conditions change through the implementation period. If macroeconomic conditions, particularly as they pertain to the commercial real estate market, continue to worsen, we may be required to increase our estimated cost to exit certain facilities. The current estimates accrued for abandoned leases, net of anticipated sublease proceeds, are projected to be paid over their respective lease terms through 2017.

6. Segment Information

        The Company is organized and operates as one business segment, which is responsible for the design, development, marketing and sale of software products and related services. The Company distributes its products in the United States and in foreign countries through direct sales personnel and indirect channel partners.

        The Company classifies revenues based on the country in which the applicable sales contracts originate. The following table details revenues by country (in thousands):

	Six Months Ended June 30,
	2005	2004
Revenues:
United States	$22,811	$28,835
United Kingdom	4,888	5,888
Rest of World	5,221	5,932

Total	$32,920	$40,655

7. Purchased Intangible Assets

        Definite lived intangible assets were fully amortized as of June 30, 2004. There was $679,000 of amortization charges in the period ended March 31, 2004 and none thereafter.

8. Comprehensive Loss

        Comprehensive loss consists of net loss plus all other non-owner changes in equity. The components of comprehensive loss are as follows (in thousands):

	Six Months Ended June 30,
	2005	2004
Net loss	$(14,720)	$(7,849)
Change in unrealized gain on investments	(116)	(1,439)
Change in foreign currency translation adjustment	(92)	(244)

Comprehensive losses	$(14,928)	$(9,532)

9. Subsequent Event

Merger with SSA Global Technologies, Inc.

        On August 3, 2005, the Company entered into an Agreement and Plan of Merger, or merger agreement, by and among SSA Global Technologies, Inc. ("SSA"), SSA-E Merger Subsidiary, Inc., a wholly-owned subsidiary of SSA ("Merger Sub"), SSA-E Acquisition Subsidiary, Inc., a wholly-owned subsidiary of SSA ("Acquisition Sub"), and Epiphany. The Merger was consummated on September 29, 2005. Pursuant to the merger agreement, Acquisition Sub purchased substantially all of the intellectual property assets of Epiphany and then Merger Sub merged with and into Epiphany, with the result that Epiphany was the surviving corporation and became a wholly-owned subsidiary of SSA. As a result of the merger, each share of Epiphany common stock issued and outstanding immediately prior to the effective time of the merger was converted into the right to receive $4.20. In addition, all options or other rights to purchase capital stock of Epiphany outstanding under the Company's existing stock option plans with exercise prices below $4.20 per share were cashed out for the difference between $4.20 per share and the exercise price of such options. All options or other rights to purchase capital stock of Epiphany outstanding under Epiphany's existing stock option plans with exercise prices above $4.20 were cancelled.

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  EXHIBIT 99.1
EPIPHANY, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)
EPIPHANY, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) (unaudited)
EPIPHANY, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands) (unaudited)
EPIPHANY, INC. NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (unaudited)